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                                 NUMBER FIFTEEN

                                  DEED OF LEASE

        In the City of San Juan, Commonwealth of Puerto Rico, this twenty third day of September, Nineteen hundred eighty three.

                                    BEFORE ME

                               EUGENIO OTERO SILVA

         Notary Public and Attorney-at-Law in and for the Commonwealth of Puerto Rico, with residence in the City of San Juan, Puerto Rico, and offices in the nineteenth floor of the Popular Center Building, Hato Rey Ward of said City.

                                   APPEAR

         AS PARTY OF THE FIRST PART: POSADAS DE FLAMBOYAN ASSOCIATES, L. P., a limited partnership organized and existing under the laws of the State of New York, United States of America, duly authorized to do business within the Commonwealth of Puerto Rico, with its principal office in Binghamton, New York, hereinafter referred to as the "LESSOR" and herein








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represented  by its general  partner,  Marco  Industrial,  Inc.,  a  corporation organized and existing under the laws of the State of New York, United States of America, with its registered office in the City of New York, County of New York, of said State herein represented by its President, Mister Richard Edward Koffman, also known as Richard E. Koffman, of legal age, married, a business executive and resident of Binghamton, New York, who states that he is duly authorized to represent said limited partnership and binds himself to show such authority whenever and wherever properly required to do so. AS PARTY OF THE SECOND PART: POSADAS DE PUERTO RICO ASSOCIATES, INCORPORATED, D/B/A CONDADO HOLIDAY INN, a corporation organized and existing under the laws of the State of Delaware, United States of America, with its registered office in the City of Wilmington, County of New Castle, of said State, duly authorized to do business within the Commonwealth of Puerto Rico, with its principal office and place of business in San Juan, Puerto Rico, hereinafter referred to as the "LESSEE" and herein represented by its Chairman of the


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Board and President Mister Norman Jules Menell,  also known as Norman J. Menell, of legal age, married, a business executive and resident of New York, New York, in transit in San Juan, Puerto Rico, who states that he is duly authorized to represent said corporation and binds himself to show such authority whenever and wherever properly required to do so; and I, the Notary, do hereby certify and give faith that I am personally acquainted with the natural persons who appear herein and from their statements and by belief, I also attest as to their age, civil status, profession and residence. The appearing parties assure me of their, and in my judgment they do have, the legal authority, capacity and personal qualifications necessary to execute this Deed, and for such purpose they freely and voluntarily

                                    SET FORTH
         FIRST: THE PROPERTY:

        The LESSOR states and warrants that it is the sole owner with valid, good and marketable fee simple title of the real estate property together with all improvements


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presently  situated thereon described in the Spanish language in the Registry of
Property of Puerto Rico as follows:

         "URBANA: Parcela de terreno situada en el sitiodenominado 'El Condado' de la Seccion Norte del Barrio Santurce de la ciudad de San Juan, Puerto Rico, con un area superficial total de Cuatro Mil Setecientos Setentiocho metros cuadrados con Seis Mil Cuatrocientos Treintidos diez milesimas de otro (4,778.6432) colindando por el Norte en una distancia de ochentidos metros con cincuenta centesimas de otro, que es su frente, con la Avenida Las Nereidas, antes, hoy denominada `Dr. Ashford'; por el Sur, que es su fondo, en linea irregular y en una distancia total de noventisiete metros con sesentinueve centesimas de otro con la Ensenada o Laguna del Condado; por el Oeste, con terrenos propiedad de Behn Brothers, antes, hoy Luis Tirado, en una distancia de cuarenticuatro metros con ochentiocho centesimas de otro y por el Este, en una distancia de sesentiun metros con sesentidos centesimas de otro con terrenos propiedad de la Sucesion de Francisco Maria Franceschi, antes, luego propiedad de Jack's Beach Resort, Incorporated, hoy John Rodriguez de Jesus."

         "Enclava en dicho solar un edificio de varias plantas dedicado a hotel".

        Said real estate property is described in the English language as follows:

        "URBAN: Parcel of land located in the place denominated "Condado" of Section North of the Santurce Ward of the City of San Juan, Puerto Rico, with a total surface area of Four Thousand Seven Hundred Seventy Eight square meters with Six Thousand Four Hundred Thirty Two Thousandths of another (4,778.6432), adjacent by the North in a distance of eighty two meters with fifty hundreths of another, which is its front, previously with Las Nereidas Avenue, denominated today "Dr. Ashford"; by the South, which is its back, in an irregular line and


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with a total  distance  of ninety  seven  meters with sixty nine  hundredths  of another with Ensenada or Condado Lagoon; by the West with land property previously of Behn Brothers, today Luis Tirado, in a distance of forty four meters with eighty eight hundredths of another and by the East, in a distance of sixty one meters with sixty two hundredths of another with land property previously of the Estate of Francisco Maria Franceschi, then property of Jack's Beach Resort, Incorporated, today John Rodriguez de Jesus".

         "Erected in said lot is a building of various stories dedicated to a hotel."

        Said real estate property, together with any and all easements, rights, privileges and appurtenances thereto belonging or in anywise appertaining together with all of the estate, right, title, interest, claim or demand whatsoever of LESSOR therein and in and to the streets and ways adjacent thereto, in possession or expectancy, now or hereafter acquired, is hereinafter collectively referred to as the "REAL PROPERTY".

        SECOND:  TITLE:

        The LESSOR states and warrants that said real estate property is recorded at page two hundred eighteen of volume four hundred sixty two of Santurce Norte, lot number seventeen thousand two hundred eighty six, of the Registry of Property of Puerto Rico, First Section of San


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Juan and that it acquired  the same  pursuant  to Deed  Number One,  executed on
September nineteen, nineteen hundred seventy seven before Notary Public Santiago
C. Soler Favale, subsequently clarified pursuant to Deed Number One, executed on January thirty one, nineteen hundred seventy eight before Notary Public Carlos Santos Correa, recorded at page seventy six of volume six hundred fifty six of Santurce Norte, fourth entry of the aforesaid lot.

        THIRD:  LIENS AND ENCUMBRANCES:

         The LESSOR states that according to the Registry of Property said real estate property is subject by its origin to restrictive covenants and by itself to the following two mortgages:

        A. Mortgage guaranteeing the payment of three promissory notes in the amounts of One Million Seven Hundred Thousand Dollars, One Million Dollars and Five Hundred Thousand Dollars, with interest at the rate of four percent per annum, payable to the bearer on December one, nineteen hundred ninety-seven, constituted pursuant to Deed Number Sixty Two, executed on September nineteen,


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nineteen  hundred seventy seven before Notary Public Alfredo  Martinez  Alvarez, subsequently clarified pursuant to Deed Number four, executed on January thirty, nineteen hundred seventy eight before said Notary Public, recorded at page seventy three of volume six hundred fifty six of Santurce Norte, third entry of the aforesaid lot which mortgage is hereinafter referred to as the "FIRST MORTGAGE". The FIRST MORTGAGE is presently in the reduced amount of Two Million Six Hundred Twelve Thousand One Hundred Seventy Dollars.

        B. Mortgage guaranteeing the payment of a mortgage note in the principal amount of One Million Dollars with interest at the rate of eight percent per annum, payable on demand to the Puerto Rico Development Fund, or its order, with interest at the rate of eight percent per annum, subscribed by Mister Hugh A. Andrews, as representative of Marco Industrial, Inc., general partner of the LESSOR, on February two, nineteen hundred seventy eight before Notary Public Carlos Santos Correa, Affidavit Number eight thousand nine hundred seventy one, which mortgage was constituted pursuant to Deed Number Two,


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executed  before  said  Notary  Public on the same date of said  mortgage  note, recorded at page two hundred ninety three of volume seven hundred sixty eight of Santurce Norte, fifth entry of the aforesaid lot which mortgage is hereinafter referred to as the "SECOND MORTGAGE". The SECOND MORTGAGE is presently in the reduced amount of Nine Hundred Fifty Five Thousand Nine Hundred Seventy Two Dollars. The FIRST MORTGAGE and the SECOND MORTGAGE are hereinafter collectively referred to as the "existing mortgages".

        The LESSOR states and warrants that except as stated hereinbefore, the aforesaid real estate property is free and clear of any other liens and encumbrances and not be subject to any mortgages, liens and encumbrances with a prior or an equal rank, except the restrictive covenants mentioned hereinbefore.

        The LESSOR does hereby consent that the LESSEE's interest in the lease which is the object of this Deed be assigned by LESSEE, including the assignment to the PONCE FEDERAL SAVINGS and LOAN ASSOCIATION OF PUERTO RICO as a collateral


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guarantee  for a Loan  that said  institution  has  agreed to grant to  WILLIAMS
ELECTRONICS, INC., a corporation organized and existing under the laws of the State of Delaware.

        FOURTH: The appearing parties state that they have agreed to the lease of the REAL PROPERTY together with the IMPROVEMENTS, as such term is hereinafter defined, whereof they freely and voluntarily

                                     EXECUTE

        FIFTH: LEASE: In consideration of the mutual covenants hereinafter contained, LESSOR hereby demises, lets and leases to LESSEE and LESSEE hereby leases from LESSOR, the REAL PROPERTY together with all of the IMPROVEMENTS thereto. The term "IMPROVEMENTS" shall mean all buildings and structures now or hereafter located on the REAL PROPERTY and all fixtures and equipment installed therein or appurtenant thereto and all alterations and improvements thereto and replacements thereof including, without limitation, all heating, plumbing, ventilating, air conditioning and electrical systems, all fixtures, equipment, furnishings and other items of personal


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property  now  or  hereafter  installed  therein.  The  REAL  PROPERTY  and  the
IMPROVEMENTS are sometimes hereinafter collectively referred to as the "DEMISED PREMISES".

        SIXTH: TERM: The Term of this lease shall be TEN YEARS, commencing as of October one, nineteen hundred eighty three and expiring, unless sooner terminated pursuant to the provisions hereof, at midnight on September thirty, nineteen hundred ninety three.

        SEVENTH: RENTAL PAYMENTS: LESSEE shall pay to or upon the order of LESSOR as rental payment for the leasing of the DEMISED PREMISES the following amounts:

        A. During the first five years of the term of this lease, to wit: the period commencing October one, nineteen hundred eighty three and expiring September thirty, nineteen hundred eighty eight, annual rent of Five Hundred Sixty Six Thousand Dollars payable in equal monthly installments of Forty Seven Thousand One Hundred Sixty Six Dollars and Sixty Seven Cents, said installments being payable on the first day of each month


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commencing  October one,  nineteen  hundred  eighty three  through and including
September one, nineteen hundred eighty eight; and

        B. During the second five years of the term of this lease, to-wit: the period commencing October one, nineteen hundred eighty eight and expiring September thirty, nineteen hundred ninety three, an annual rent of Six Hundred Twenty Two Thousand Dollars payable in equal monthly installments of Fifty One Thousand Eight Hundred Thirty Three Dollars and Thirty Three Cents, said installments being payable on the first day of each month commencing October one, nineteen hundred eighty eight and on the first day of each succeeding month through and including September one, nineteen hundred ninety three.

        EIGHTH: EXTENSION: LESSEE shall have the option to extend this lease for an additional term of ten and one-half years, commencing October one, nineteen hundred ninety three and expiring, unless sooner terminated pursuant to the provisions hereof, at midnight on March thirty one, two thousand four. LESSEE may exercise such


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option by written  notice  given to LESSOR at any time prior to midnight on June thirty, nineteen hundred ninety three.

        LESSEE shall have the option to further extend this lease for an additional term of four and one-half years, commencing April one, two thousand four and expiring, unless sooner terminated pursuant to the provisions hereof, at midnight on September thirty, two thousand eight. LESSEE may exercise its option by written notice given to LESSOR not earlier than November one, two thousand three and not later than December 31, 2003. LESSEE's right to exercise such option shall be conditioned upon all of the following conditions existing on the date that LESSEE gives its written notice of its exercise of such option to extend the term of this lease:

        A. The Sixteen Million Dollar obligation secured by the mortgage on the Condado Holiday Inn Hotel and Sands Casino in favor of PONCE FEDERAL SAVINGS AND LOAN ASSOCIATION OF PUERTO RICO and the other participating banks, said PONCE FEDERAL SAVINGS AND LOAN ASSOCIATION OF PUERTO RICO and participating banks together with their successors


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and assigns are hereinafter  collectively referred to as the "MORTGAGEE",  shall remain unpaid; and

        B. The MORTGAGEE shall have, in writing, requested LESSEE to exercise such option.

        If LESSEE exercises such first option and extends the term of this lease for ten and one-half years, LESSEE shall pay to LESSOR as rental payment for the leasing of the DEMISED PREMISES the following amounts:

        (a) During the first five years of the first option period of this lease, to-wit: the period commencing October one, nineteen hundred ninety three and expiring September thirty, nineteen hundred ninety eight, an annual rent of Six Hundred Eighty Four Thousand Dollars payable in equal monthly installments of Fifty Seven Thousand Dollars, said installments being payable on the first day of October, nineteen hundred ninety three and on the first day of each succeeding month through and including September one, nineteen hundred ninety eight; and

        (b) During the second five years of the first option period of this lease, to-wit: the period commencing October one, nineteen hundred ninety eight and expiring


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September thirty,  two thousand three, an annual rent of Seven Hundred Fifty Two
Thousand Dollars payable in equal monthly installments of Sixty Two Thousand Six Hundred Sixty Six Dollars and Sixty Seven Cents, said installments being payable on the first day of each month commencing October one, nineteen hundred ninety eight and on the first day of each succeeding month through and including September one, two thousand three; and

        (c) During the final six months of the first option period of this lease, to-wit: the period commencing October one, two thousand three and expiring March thirty one, two thousand four, a total rent of Four Hundred Thirteen Thousand Five Hundred Dollars payable in equal monthly installments of Sixty Eight Thousand Nine Hundred Sixteen Dollars and Sixty Seven Cents, said installments being payable on the first day of each month commencing October one, two thousand three and on the first day of each succeeding month through and including March one, two thousand four.

        If LESSEE exercises such second option and further extends the term of this lease for an additional four and


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one-half years, LESSEE shall pay to the LESSOR as rental payment for the leasing of the DEMISED PREMISES during the final four and one-half year option term, to-wit: the period commencing April one, two thousand four and expiring September thirty, two thousand eight, an annual rent of Eight Hundred Twenty Seven Thousand Dollars payable in equal monthly installments of Sixty Eight Thousand Nine Hundred Sixteen Dollars and Sixty Seven Cents, said installments being payable on the first day of each month commencing April one, two thousand four and on the first day of each succeeding month through and including September one, two thousand eight.

        NINTH: EXISTING MORTGAGES - LESSEE'S RIGHT TO CURE DEFAULTS:

        A. LESSOR warrants and represents to LESSEE in respect of the EXISTING MORTGAGES as follows:

        One. The unpaid balance as of August thirty one, Nineteen hundred eighty three is: the FIRST MORTGAGE, two million six hundred twelve thousand one hundred seventy dollars; the SECOND MORTGAGE,


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nine hundred fifty five thousand nine hundred seventy two dollars;

        Two. The copy of Deed Number Sixty Two, executed before Notary Public Alfredo Martinez Alvarez on September Nineteen, nineteen hundred seventy seven, together with the copy of Deed Number Four executed before said Notary on January thirty, nineteen hundred seventy eight, clarifying the same and the copy of Deed Number One, executed before Notary Public Santiago C. Soler Favale on September Nineteen, nineteen hundred seventy seven, together with the copy of Deed Number One, executed before Notary Public Carlos Santos Correa on January thirty one, nineteen hundred seventy eight, clarifying the same, that the LESSOR has delivered to the LESSEE are true, complete and accurate in all respects and contain all of the terms and conditions of the FIRST MORTGAGE as of this date without any exception. Likewise, the copy of Deed Number Two, executed before Notary Public Carlos Santos Correa on February two, nineteen hundred seventy eight that the LESSOR has delivered to the LESSEE is also true, complete and


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accurate in all respects and  contains  all of the terms and  conditions  of the
SECOND MORTGAGE as of this date without any exception.

        Three. The EXISTING MORTGAGES are in full force and effect, all payments required to be made thereunder through the date of this lease have been made, no uncured notice of default with respect thereto has been received by LESSOR through the date of this lease and LESSOR has no knowledge as of the date of this lease, of the existence or non-existence of any condition or state of facts, the existence or non-existence of which constitutes or would, with the passage of time, constitute or create a default under the EXISTING MORTGAGES.

         B. LESSOR covenants and agrees with LESSEE that with respect to the EXISTING MORTGAGES:

        One. LESSOR shall pay when due all sums payable by Mortgagor pursuant to the EXISTING MORTGAGES and shall promptly perform all acts and obligations required to be performed by Mortgagor pursuant to the EXISTING MORTGAGES.


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        Two.  LESSOR  will not cause,  suffer or permit any  default to exist or remain uncured under the terms of the

EXISTING MORTGAGES.

        Three. LESSOR shall direct the holders of the EXISTING MORTGAGES to send all notices, demands and communications concerning the EXISTING MORTGAGES to LESSEE as agent for receipt of such notices for LESSOR.

        C. LESSEE may, at LESSEE's sole option, pay and perform all of LESSOR's obligations under the EXISTING MORTGAGES and otherwise deal with the holders of the EXISTING MORTGAGES in the name of and in place of LESSOR; in furtherance thereof, LESSOR hereby appoints LESSEE as its attorney-in-fact, which appointment shall be deemed coupled with an interest and irrevocable.

        In the event LESSOR shall default in the payment or performance of any of LESSOR'S obligations under the EXISTING MORTGAGES and provided such default is not occasioned by LESSEE'S breach of its covenant set forth in subparagraph D hereof, LESSEE shall have the right but


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not the obligation to deal directly with the holders of said EXISTING  MORTGAGES and to cure such defaults. In the event that the defaults are of such a nature that same cannot be cured, LESSOR covenants and agrees with LESSEE that LESSOR shall satisfy said EXISTING MORTGAGES and cause same to be discharged of record prior to any public sale of said EXISTING MORTGAGES in foreclosure. In the event LESSOR shall fail or refuse to satisfy and discharge the EXISTING MORTGAGES as in the preceding sentence required then, and in such event, LESSEE or LESSEE'S parent Williams Electronics, Inc. (WILLIAMS) or any affiliate (AFFILIATE) of LESSEE or any third party designee (DESIGNEE) of LESSEE shall have the right to pay off or purchase by assignment the EXISTING MORTGAGES or such of same as shall be in default.

        In the event that any of LESSEE, WILLIAMS, AFFILIATE OR DESIGNEE shall advance funds to the holders of the EXISTING MORTGAGES to cure any default on the part of LESSOR pursuant to the EXISTING MORTGAGES, including without limitation, purchasing by


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assignment or satisfying said EXISTING  MORTGAGES in the event that such default cannot be cured, then in any such events LESSEE shall, if LESSEE shall advance any such funds purchasing or satisfying said EXISTING MORTGAGES, have the absolute right to offset against the next due installments of rent payable hereunder the cost of curing such default or acquiring or satisfying such EXISTING MORTGAGES, including, without limitation, the cost of all recording fees, title charges, attorneys' fees and interest on all monies advanced or expended in connection with curing such defaults or acquiring or satisfying such EXISTING MORTGAGES.

        In the event WILLIAMS, AFFILIATE OR designee shall pay off or acquire such EXISTING MORTGAGES as above provided, then LESSEE shall have the absolute right to pay the next due installments of rent payable hereunder to WILLIAMS, AFFILIATE or DESIGNEE as the case may be, towards reimbursement of the cost of curing such default or acquiring or paying off such EXISTING MORTGAGES including, without limitation, the cost of all recording fees, title charges, attorneys' fee and interest on


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all monies  advanced  or  expended in  connection  with curing such  defaults or acquiring or satisfying such EXISTING MORTGAGES.

        Interest on any of the aforesaid sums expended or advanced by LESSEE, WILLIAMS, AFFILIATE or DESIGNEE to cure such defaults or pay off or acquire such EXISTING MORTGAGES shall be calculated on the basis of the actual interest and other costs charged to LESSEE, WILLIAMS, AFFILIATE or DESIGNEE by a third party lender who shall lend to LESSEE, WILLIAMS, AFFILIATE or DESIGNEE the sums necessary to finance the costs and expenses incurred in curing such default or acquiring such EXISTING MORTGAGES. If LESSEE, WILLIAMS, AFFILIATE or DESIGNEE shall pay such costs and expenses out of their own funds, interest on such funds shall be calculated at rate equal to one percent above the highest published prime rate of any of the three following New York City Banks: The Chase Manhattan Bank, N.A., Citibank, N.A., and the Chemical Bank, N.A., such interest rate to be adjusted monthly to take into


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account the  increases  or  decreases in such prime rate;  such  adjustments  to automatically take effect on such dates.

        Nothing herein contained shall be construed to limit or in any way impair the right of LESSEE, WILLIAMS, AFFILIATE or DESIGNEE to foreclose the EXISTING MORTGAGES by virtue of the defaults of LESSOR in the event that LESSEE, WILLIAMS, AFFILIATE or DESIGNEE shall purchase by assignment the EXISTING MORTGAGES. Any payments made by LESSEE to WILLIAMS, AFFILIATE or DESIGNEE shall be applied first to the payment of interest on the monies so advanced by WILLIAMS, AFFILIATE or DESIGNEE and the non reduction of principal. If LESSEE shall advance the funds, repayment to LESSEE shall be made as in the preceding sentence provided.

        To further secure LESSOR'S covenant to satisfy the EXISTING MORTGAGES prior to public sale as above set forth herein, Burton Irving Koffman and Richard Edward Koffman are executing and delivering to LESSEE their joint and several guaranty of LESSOR'S obligations and their agreement to indemnify LESSEE from and against


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any and all loss, liability, cost or expenses incurred or sustained by LESSEE by
virtue  of  LESSOR's   breach  of  its  obligations  set  forth  above  in  this
subparagraph C.

        D. Notwithstanding anything contained herein to the contrary, LESSOR agrees that LESSEE shall have the right to deduct from each monthly rent payment due hereunder an amount of money equal to the regular monthly payments of interest and principal due pursuant to the terms of the EXISTING MORTGAGES and LESSEE covenants to pay such funds directly to the holders of said EXISTING MORTGAGES.

        TENTH: USE AND OPERATION: LESSEE shall have the complete right, control and discretion in the operation of the DEMISED PREMISES for any lawful purpose. Such right, control and discretion by LESSEE shall include, without limitation, the use of the DEMISED PREMISES for all customary services as a hotel, the charges to be made for and the terms and admittance to the hotel for rooms, for privileges, for gaming, entertainment and amusement, for food and beverages, the labor policies of the operation, and all phases of promotion and publicity.


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LESSEE  shall at its sole  expense  cause the DEMISED  PREMISES to comply at all times with all applicable laws, ordinances, rules and regulations in force during the term of this lease, including any renewal term. Nothing contained herein shall constitute or be construed to be or create a partnership or joint venture between LESSOR and LESSEE, their successors and assigns. Except as otherwise provided herein, LESSEE shall bear all expenses of operating the DEMISED PREMISES pursuant to this lease. LESSOR shall have the right upon reasonable advance notice to LESSEE to inspect the DEMISED PREMISES.

        ELEVENTH: ALTERATIONS: LESSEE shall have the right, from time to time, during the term of this lease, at LESSEE's sole expense and discretion, to make such non-structural alterations or improvements in or to the DEMISED PREMISES; provided, however, that no alteration or improvement exceeding One Hundred Thousand Dollars in any fiscal year shall be made without the prior written consent of LESSOR, which consent shall not be unreasonably withheld or delayed.

        TWELFTH: GENERAL MAINTENANCE: LESSEE shall, at LESSEE'S sole expense, maintain the DEMISED PREMISES in good repair, appearance, working order and condition, and, except as hereinafter provided, make all necessary repairs, renewals and replacements thereto. LESSOR shall, at LESSOR's sole expense, make all necessary repairs to the structural components of the IMPROVEMENTS. Upon the termination of this Agreement, LESSEE shall turn over to LESSOR the IMPROVEMENTS in as good condition as when LESSEE took possession thereof, ordinary wear and tear, acts of God or force majeure excepted.

        THIRTEENTH: POSSESSION: LESSOR agrees that LESSEE, on the paying of rent provided herein and performing all of its agreements under this lease, shall peaceably and quietly hold the DEMISED PREMISES for the term aforesaid and any renewal thereof, free from interruption or disturbance; subject, however, to all the terms of this lease.

        FOURTEENTH: PERMITS: LESSOR and LESSEE shall use their best endeavours to obtain from the applicable Puerto Rico governmental authorities whatever permits, licenses, consents, sanctions or authorities that may from time to time be required for the operation and use of the DEMISED PREMISES as a hotel and casino, all at the sole expense of LESSEE.

        FIFTEENTH: INSURANCE: LESSEE shall, at its sole expense, procure and maintain at all times during the term of this lease or any renewal thereof adequate and appropriate insurance for the DEMISED PREMISES with solvent and responsible insurance companies reasonably acceptable to LESSOR. Such insurance policies shall be carried in favor of LESSOR and LESSEE.

        If the DEMISED PREMISES or any part thereof shall be damaged by fire or other casualty, LESSEE shall give immediate written notice thereof to LESSOR and this lease shall continue in full force and effect except as hereinafter set forth.

        If the DEMISED PREMISES are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by LESSEE from the proceeds of insurance maintained pursuant to this lease.

The rent shall be allocated between the damaged or unusable portion of the DEMISED PREMISES and the balance of the DEMISED PREMISES, and the portion of the rent allocated to the damaged or unused portion shall cease until the repairs are completed while the rent for the balance of the DEMISED PREMISES shall continue unabated.

        If the DEMISED PREMISES, in LESSEE's reasonable judgment, are totally damaged or rendered wholly unusable by fire or other casualty, then LESSEE shall have the following options exercisable by written notice of LESSOR given within ninety days after such fire or casualty:

        A. LESSEE may elect to continue this lease in effect and may repair any or all the damages from the proceeds of insurance maintained pursuant to this lease. If such insurance proceeds exceed the costs of repair, the excess shall be paid to LESSOR. If such proceeds are insufficient to restore the DEMISED PREMISES to the condition that existed immediately prior to such fire or other casualty, LESSEE may advance the additional costs of such repairs and restorations and such amounts advanced shall be a credit, except as hereinafter provided, against all subsequently due rental payments up to the full amount of such additional costs. The provisions of the preceding sentence to the contrary notwithstanding, the credit that LESSEE shall be entitled to take against subsequently due rental payments shall only be in an amount equal to the difference between the rental payments due hereunder and the regular monthly amounts payable to the holders of the EXISTING MORTGAGES. If LESSEE elects to continue this lease in effect pursuant to this Section ELEVENTH, the rent shall cease until the earlier to occur of the completion of repairs, or twelve months after the fire or casualty; or

        B. Not to repair the damages, in which event the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the DEMISED PREMISES shall have been repaired and restored by LESSOR, if LESSOR elects timely to so repair and restore pursuant to the next paragraph of this Lease, subject to LESSOR's right to elect not to restore the same as hereinafter provided.

        If the DEMISED PREMISES are damaged and rendered wholly unusable by the fire or other casualty and if LESSEE has not undertaken to continue this lease in effect as provided in this Section ELEVENTH, then, in such event LESSOR may elect to terminate this LEASE by written notice to the LESSEE given within thirty days after receipt of LESSEE's notice given pursuant to the preceding paragraph of this lease which notice from the LESSOR shall specify a date for the expiration of this lease, which date shall not be more than sixty days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and LESSEE shall forthwith quit, surrender and vacate the DEMISED PREMISES without prejudice to LESSOR'S rights and remedies against LESSEE under the provisions of this lease in effect prior to such termination, and any rent owing shall be paid up to the date of the fire or other casualty and any payments of rent made by

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



LESSEE which were on account of any period subsequent to such date shall be returned by LESSOR to LESSEE. The insurance proceeds received on account of the fire or casualty which have not been utilized to repair or restore the DEMISED PREMISES shall be paid to LESSOR. Unless LESSOR shall serve a termination notice as provided for in this paragraph, LESSOR shall repair and restore all the damages and the DEMISED PREMISES to a condition at least as good as that which existed prior to such fire or casualty, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond LESSOR's control.

        LESSEE and LESSOR hereby waive any rights they may have against each other on account of any loss sustained as a result of a fire or other casualty that is insured, it being understood that such insurance is for the benefit of both LESSEE and LESSOR and no insurer shall have rights of subrogation against the other.

        SIXTEENTH: CONDEMNATION: LESSOR and LESSEE covenant and agree that in the event of a taking by condemnation of all or any portion of the DEMISED

PREMISES by a competent authority, which taking does not result in a termination of this Lease, any award for such condemnation shall, subject to the rights of the holders of the EXISTING MORTGAGES, be disposed of as follows:

        A. If such taking by condemnation shall be of all or substantially all of the DEMISED PREMISES, this lease shall terminate as of the date of such taking and any rent owing shall be paid up to the date of such taking any payments of rent made by LESSEE which were on account of any period subsequent to such data shall be returned to LESSOR by LESSEE and LESSOR shall be entitled to such award.

        B. If such taking is of a part of the DEMISED PREMISES and LESSEE, in its reasonable discretion, determines that it can continue to occupy the remaining portion of the DEMISED PREMISES and use same for the purposes set forth herein then, and in such event, this lease shall not terminate and the award shall first be applied to the restoration of the remaining portion of the DEMISED PREMISES into a single architectural unity and/or for the replacement and relocation, if practical, of any of the facilities or portions of the DEMISED PREMISES so taken and the remainder of the award, if any, shall be paid to LESSOR and the rent payable hereunder by LESSEE from and after the date of such taking shall be reduced proportionately to reflect the reduced value of the DEMISED PREMISES.

        SEVENTEENTH: EMPLOYMENT POLICY: LESSEE shall use reasonable efforts to employ local Puerto Rican personnel in the operation of the DEMISED PREMISES; provided, however, that LESSEE shall have the right to employ such non-local personnel as LESSEE in its sole discretion shall deem necessary or desirable.

        EIGHTEENTH: SUBLEASE: LESSEE shall have the right to sublet any portion of the DEMISED PREMISES; provided, however, that any sublease shall expire or terminate not later than the expiration or termination of this lease unless LESSOR otherwise agrees in writing. LESSEE will not sublease the whole or any substantial portion of the DEMISED PREMISES without

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



LESSOR'S written consent, which shall not be reasonably withheld or delayed.

        NINETEENTH: DEFAULTS: If at any time, or from time to time, during the term of this lease or any renewal term any of the following events of default, hereinafter referred to as "EVENTS OF DEFAULT", shall occur and not be remedied within the periods of time hereinafter specified, namely:

        (a) If LESSEE shall default in the payment of any installment of rent or any other sum or payment which may become due hereunder and such default shall continue for thirty days after written notice that the same is due and payable;

        If any of the following shall occur:

        (b) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of LESSEE in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or commonwealth bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of LESSEE or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty consecutive days; or

        (c) The commencement by LESSEE of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal, state or commonwealth bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of LESSEE or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of LESSEE generally to pay its debts as such debts become due, or the taking of corporate action by LESSEE in furtherance of any of the foregoing; or

        (d) If LESSEE shall fail to materially perform, keep or fulfill any other of the covenants, undertakings, obligations or conditions of this lease, and any such default shall continue for a period of more than thirty days after written notice thereof is given by LESSOR to LESSEE; provided, however, that if such default cannot be cured with due diligence within said thirty day period and provided LESSEE has commenced to cure such default and is diligently and expediously engaged in curing such default, LESSEE's time to cure such default shall be extended for such period of time as may be required to cure such default.

        Upon the happening and continuance of any EVENT OF DEFAULT, LESSOR may at its option terminate this lease on a date specified in writing to LESSEE and upon the date so specified, the term of this lease shall expire as fully and completely as if that day were the day herein definitely fixed for the expiration of the term of this lease and LESSEE shall then quit and surrender the DEMISED PREMISES to LESSOR, and LESSEE shall remain liable to LESSOR for the payment of all rents due pursuant to this lease to the date of such termination, but not thereafter.

        TWENTIETH: INDEMNITY: LESSEE shall indemnify and hold LESSOR and its partners, and all officers and directors, and controlling persons of such partners, harmless from and against all liabilities, obligations, damages, penalties, claims, losses, causes of action, costs, charges and expenses which may be imposed upon or incurred by or asserted against them or either of them, or the DEMISED PREMISES, or any part thereof, arising out of the operation of the DEMISED PREMISES or the Condado Holiday Inn Hotel and Sands Casino by LESSEE pursuant to this Lease.

        TWENTY FIRST: ENTIRE AGREEMENT: This lease constitutes the entire agreement of the parties with respect to the subject matter hereof. No change, modification, amendment, addition or termination of this lease or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

        TWENTY SECOND: NOTICES: Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this lease shall be deemed to have been duly given for all purposes if sent by certified or registered mail, return receipt requested and postage prepaid, hand delivered or sent by telegraph or telex as follows: If to LESSEE, at: c/o Williams Electronics, Inc., seven six seven (767) Fifth Avenue, New York, New York one zero one five three (10153),
Attention: Mister Norman Menell, with copies to Golenbock and Barell, six four five (645) Fifth Avenue, New York, New York one zero zero two (10022),
Attention: Justin Golenbock and Ponce Federal Savings and Loan Association of Puerto Rico, P. O. Box one zero two four (1024), Ponce Puerto Rico zero zero seven two three hyphen one zero two four (00723-1024); If to LESSOR, at: c/o Koffman, three hundred (300) Plaza Drive, Binghamton, New York one three nine zero three (13903), Attention: Mister Burton Koffman, with a copy to: Beveridge & Diamond, one three three three (1333) New Hampshire Avenue, N.W., Washington, D.C. two zero zero three six (20036), Attention: Albert Beveridge, III; or at such other address as any party may specify by notice given to other party in accordance with this Section Twenty Third. The date of giving of any such notice shall be the date of hand delivery, the date following the posting of the mail or delivery to the telegraph company or when sent by telex.

        TWENTY THIRD: SPECIAL COVENANTS RELATING TO BRIDGE:

        LESSOR hereby grants to LESSEE a permanent right of support for the existing bridge over Ashford Avenue, which bridge connects the REAL PROPERTY with the real estate property owned by the LESSEE and known as the Condado
Holiday Inn. LESSEE shall have the obligation at all times to repair and maintain said bridge and shall have the right at all times to come upon the REAL PROPERTY for the purpose of maintaining, repairing OR REPLACING THE BRIDGE. Lessee shall have the right, subject to requirements of law upon the termination of this lease to seal off and close the bridge to all traffic by erecting a wall or suitable barrier at such location on the bridge as LESSEE may determine.

        The rights granted herein for support, repair, maintenance and replacement shall survive the termination of this lease and shall run with the land and be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

        TWENTY FOURTH: LESSEE'S RIGHT OF FIRST REFUSAL: If at any time during the term of this lease or any renewal term LESSOR receives a bona fide offer to purchase the REAL PROPERTY together with the improvements thereon, which LESSOR is willing to accept, LESSEE shall have a sixty (60) days first refusal option to purchase the REAL PROPERTY on the same terms and conditions as LESSOR is willing to accept from such bona fide purchaser. LESSOR shall promptly submit to LESSEE a contract of sale executed by such third party together with a written notice that LESSOR is willing to sell the REAL PROPERTY upon the terms and conditions set forth in such contract. Thereafter, LESSOR shall have sixty (60) days to enter into a contract with LESSOR upon the same or equivalent terms, except that if said executed contract contemplates a consideration to be paid by such purchaser to LESSOR other than a cash consideration then, and in such event, such contract shall state a cash equivalent to the consideration to be paid by such purchaser to LESSOR and LESSEE may pay the cash equivalent of such consideration to LESSOR. If LESSEE fails to exercise the first refusal option granted herein, and if LESSOR does not sell the REAL PROPERTY to the bona fide purchaser entering into the contract with LESSOR within one hundred eighty (180) days after the execution of such contract of sale then, and in such event, LESSOR shall be required to repeat the foregoing procedure for any subsequent proposed sale including a proposed sale to the same purchaser.

        TWENTY FIFTH:  ESTOPPEL CERTIFICATES:

        A.  LESSOR'S CERTIFICATE:

               LESSOR shall, without charge, at any time and from time to time, within ten (10) days after reasonable request by LESSEE, deliver a written instrument to LESSEE or any other person, firm or corporation specified by LESSEE, duly executed and acknowledged certifying:

               (a) Whether LESSEE has faithfully and fully made all payments then and theretofore due to LESSOR;

               (b) Whether this lease is unmodified and in full force and effect; or if there has been any modification, whether this lease is in full force and effect as modified, and stating any such modification;

               (c) Whether LESSOR knows or does not know, as the case may be, of any default by LESSEE in the performance by LESSEE of all agreements, terms, covenants and conditions on LESSEE's part to be performed hereinunder. If LESSOR certifies that he knows of any such default, he shall specify the same in said written instrument; and

               (d) The dates to which the basic rent, additional rent and other charges hereunder have been paid.

        B.  LESSEE'S CERTIFICATE:

               LESSEE shall, without charge, at any time and from time to time, within ten (10) days after reasonable request by LESSOR, deliver a written instrument to LESSOR or any other person, firm or corporation specified by LESSOR, duly executed and acknowledged, certifying:

               (a) Whether this lease is unmodified and in full force and effect, or, if there has been any modification, whether the same is in full force and effect as modified, and stating any such modification;

               (b) Whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this lease and any modification thereof upon the part of LESSEE to be performed or complied with, and if so, specifying the same; and

               (c) The dates to which the basic rent, additional rent and other charges hereunder have been paid.

        TWENTY SIXTH: TAX EXEMPTION: LESSOR warrants and represents that pursuant to the terms of an order (the "ORDER") signed by Carlos Romero Barcelo, the Governor of Puerto Rico, on September seventh, nineteen hundred eighty three, the REAL PROPERTY and the personal property utilized in the operation of the REAL PROPERTY enjoys partial tax exemption on real and personal property taxes, which tax exemption pursuant to the terms of the ORDER is for an initial term of eight and one half (8 1/2) years expiring December thirty one, nineteen hundred eighty seven, which term shall automatically be extended for ten (10) additional years in accordance with the provisions of the ORDER. Anything in this lease to the contrary notwithstanding, LESSOR covenants and agrees with LESSEE that LESSOR shall, during the term of this Lease, pay and discharge when due Fifty percent of any and all real or personal property taxes payable with respect to the REAL PROPERTY and the personal property utilized in the operation of the REAL PROPERTY and LESSEE shall pay and discharge the other Fifty percent.

        TWENTY SEVENTH: PARTIAL INVALIDITY: Should any clause, section or part of this lease be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this lease which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

        TWENTY EIGHTH: GOVERNING LAW: This lease shall be governed, interpreted and construed in accordance with the laws of the State of New York.

        TWENTY NINTH: ASSIGNMENT -- SUCCESSORS AND ASSIGNS: This lease and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

        THIRTIETH: CAPTIONS: The headings or captions under sections of this lease are for convenience and reference only nd do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this lease.

                                   ACCEPTANCE

        The appearing parties accept this Deed as drafted because it has been drawn in accordance with their instructions and acknowledge that they duly understand the English language.

        I, the Notary, do hereby give faith and certify that I have advised the appearing parties of the legal effects of this Deed and that they waived their right to have attesting witnesses present in its execution after having been duly advised of such right.

        I. the Notary, also give faith and certify that this Deed was read personally by each of the appearing parties, who having found it in accordance with their instructions, stipulations, terms and conditions, approve, ratify and confirm the contents hereof; and that thereupon each of the appearing parties affixed his initials on each and every page and signs the original of this Deed before me, the Notary; of all of which, under my signature and seal, signing, sealing, marking and flourishing the same according to law, I, the undersigned Notary, ATTEST.

        SIGNED: Richard Edward Koffman---Norman Jules Menell

        SIGNED, FLOURISHED, MARKED AND SEALED: Eugenio Otero Silva

        The initials of each of the signataries, the Notary's seal and flourish appear on each of its pages.

        The corresponding internal revenue stamps and that of the notarial tax have been cancelled on the original.

        I, the NOTARY, CERTIFY and GIVE FAITH that the foregoing is a true and exact copy of its original which forms part of my protocol of public instruments for the current year.

        IN WITNESS WHEREOF, at the request of Posadas de Puerto Rico Associates, Incorporated, d/b/a Condado Condado Holiday Inn and after annotating in the original that it has been issued, I issue this FIRST Certified

Copy, which I sign, flourish, mark and seal in the place and on the same date of its execution, of all of which, I ATTEST.

                                  NOTARY PUBLIC

CERTIFIED, RETURN
RECEIPT REQUESTED

                                                          September 23, 1983

Posadas de Flamboyan
  Associates, L.P.
c/o Koffman
300 Plaza Drive
Binghamton, NY  13903

ATTN:  Mr. Burton Koffman

               Re:    Flamboyan Building
                      (Laguna Wing, Condado
                      Holiday Inn)

Dear Sirs:

        Reference is made to the Deed of Lease executed by Posadas de Flamboyan Associates, L.P. and Posadas de Puerto Rico Associates, Incorporated on this same date before Notary Public Eugenio Otero Silva, Deed No. 15, specifically to paragraph EIGHTH of the same.

Posadas de Flamboyan Associates, L.P.
Setpember 23, 1983
Page -2-

                                                   September 23, 1983

        Posadas de Puerto Rico Associates, Incorporated does hereby exercise its option to extend the lease for an additional term and does hereby extend the term of the lease for an additional ten and one-half years.

                                                   Cordially yours,

                                                   POSADAS DE PUERTO RICO
                                                   ASSOCIATES, INCORPORATED

                                                   By:    /s/
                                                          ----------------------
                                                          Norman J. Menell
                                                          Chairman of the Board
                                                          and President

cc:     Beveridge & Diamond (Certified,
        Return Receipt Requested)
        1333 New Hamshire Avenue, N.W.
        Washington, D.C.  20036
        Attn:  Albert Beveridge III

        Ponce Federal Savings & Loan Association

        Receipt Acknowledge. The term of the lease is hereby extended for an additional term of ten and a half years, whereof the term of the lease shall be twenty and a half years.

                                                   POSADAS DE FLAMBOYAN, L.P.

                                                   By:    /s/
                                                          ----------------------
                                                          Richard E. Koffman
                                                          Vice President - Marco
                                                          Industrial, Inc.
                                                          General Partner